Exhibit 99.1

ITT EDUCATIONAL SERVICES, INC. REPORTS PRELIMINARY
SELECT 2014 SECOND AND THIRD QUARTER RESULTS

CARMEL, IN, October 17, 2014— ITT Educational Services, Inc. (NYSE:  ESI), a leading proprietary provider of postsecondary degree programs in the United States, today reported the following preliminary, select operational information for the three months ended June 30, 2014 and 2013, and the three months ended September 30, 2014 and 2013:

Preliminary Operating Data for the Three Months Ended June 30th, Unless Otherwise Indicated
(Dollars in millions)
	2014	2013	Increase/(Decrease)

New Student Enrollment	15,523	16,883	(8.1)%
Continuing Students	39,962	41,734	(4.2)%
Total Student Enrollment as of June 30th	55,485	58,617	(5.3)%
Persistence Rate as of June 30th (A)	70.0%	68.4%	160 basis points

_____________
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.

Preliminary Operating Data for the Three Months Ended September 30th, Unless Otherwise Indicated
(Dollars in millions)
	2014	2013	Increase/(Decrease)

New Student Enrollment	18,377	20,307	(9.5)%
Continuing Students	38,795	40,690	(4.7)%
Total Student Enrollment as of September 30th	57,172	60,997	(6.3)%
Persistence Rate as of September 30th (A)	69.9%	69.4%	50 basis points
Cash and Cash Equivalents and Restricted Cash as of September 30th (B)	$206.9	$170.6	21.3%
Borrowings under Revolving Credit Agreement as of September 30th (B)	$50.0	$60.0	(16.7)%

____________
(A)	Represents the number of Continuing Students in the academic term, divided by the Total Student Enrollment in the immediately preceding academic term.
(B)	Amounts reported are preliminary and subject to change.

ITT Educational Services, Inc. will conduct a conference call with financial analysts to discuss this information and the other matters affecting the company at 11:00 am (ET) today.  The public is invited to listen to a live webcast of the conference call.  The webcast may be accessed by following the “Live Webcast” directions on ITT/ESI’s website at www.ittesi.com.

Except for the historical information contained herein, the matters discussed in this press release are forward-looking statements within the meaning of the Private Securities Litigation Reform Act. Forward-looking statements are made based on the current expectations and beliefs of the company's management concerning future developments and their potential effect on the company. The company cannot assure you that future developments affecting the company will be those anticipated by its management. These forward-looking statements involve a number of risks and uncertainties. Among the factors that could cause actual results to differ materially are the following: the impact of the adverse actions by the U.S. Department of Education (the “ED”) related to the company’s failure to submit its 2013 audited financial statements and compliance audits with the ED by the due date; the impact of the consolidation of the financial results of a variable interest entity on the company and the regulations, requirements and obligations that it is subject to; the failure of the company to obtain further required amendments or waivers of noncompliance with covenants under its credit agreement; the company’s inability to remediate material weaknesses, or the discovery of additional material weaknesses, in the company’s internal control over financial reporting; issues related to the restatement of the company’s financial statements for the first three quarters of 2013; the company’s exposure under its guarantees related to private student loan programs; the outcome of litigation, investigations and claims against the company; changes in federal and state governmental laws and regulations with respect to education and accreditation standards, or the interpretation or enforcement of those laws and regulations, including, but not limited to, the level of government funding for, and the company's eligibility to participate in, student financial aid programs utilized by the company's students; business conditions and growth in the postsecondary education industry and in the general economy; the company's failure to comply with the extensive education laws and regulations and accreditation standards that it is subject to; effects of any change in ownership of the company resulting in a change in control of the company, including, but not limited to, the consequences of such changes on the accreditation and federal and state regulation of its campuses; the company's ability to implement its growth strategies; the company's failure to maintain or renew required federal or state authorizations or accreditations of its campuses or programs of study; receptivity of students and employers to the company's existing program offerings and new curricula; the company's ability to collect internally funded financing from its students; and other risks and uncertainties detailed from time to time in the company's filings with the U.S. Securities and Exchange Commission. The company undertakes no obligation to update or revise any forward-looking information, whether as a result of new information, future developments or otherwise.

FOR FURTHER INFORMATION:

COMPANY:                                                                                                     WEB SITE:
Nicole Elam, Vice President                                                                                                           www.ittesi.com
(317) 706-9200

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